Exhibit 10.1

TESSERA, INC.

March 26, 2010

Bruce M. McWilliams

3025 Orchard Parkway

San Jose, CA 95134

Re:	Amendment to Consulting Agreement between Bruce M. McWilliams and Tessera, Inc., dated April 3, 2009 (the “Agreement”)

Dear Bruce:

The purpose of this letter is to amend the Agreement by replacing Exhibit A with the enclosed Exhibit A, effective as of March 31, 2010. All other terms of the Agreement remain unchanged.

If you agree with this Amendment, indicate your acceptance by signing below and initialing the new Exhibit.

Yours very truly,

By:	/s/ Bernard J. Cassidy
Name:	Bernard J. Cassidy
Title:	Executive Vice President and General Counsel

AGREED AND ACCEPTED:

By:	/s/ Bruce M. McWilliams
Name:	Bruce M. McWilliams

Enclosure: Exhibit A

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

AND COMPENSATION

Services:

Consultant will provide strategic advice and analysis at the request of the Chief Executive Officer, which may include sales and market analysis, product and business development plans, and merger and acquisition analysis.

Compensation:

Your stock options and restricted stock grants (set forth below) shall continue to vest pursuant to their original terms for so long as you continue to provide consulting services to the Company, subject to the following conditions:

(i)	stock options vesting during the term of this Agreement will be treated as Nonstatutory Stock Options, and to the extent any options vested upon termination of your employment are not exercised within three months of your employment termination, they will also be treated as Nonstatutory Stock Options, and not as Incentive Stock Options;

(ii)	after this Agreement terminates, you will have ninety (90) days thereafter to exercise any vested options, pursuant to your Stock Option Agreements; and

(iii)	upon termination of this Agreement, all unvested stock options and stock grants shall cease vesting, and all unvested options and grants will be cancelled.

Grant Date	No. of Shares	Exercise Price Per Share	Vesting
Stock Options
08/18/04	5,633	$17.75	1/60th per month
08/18/04	224,367	$17.75	1/60th per month
11/22/05	55,000	$28.07	1/48th per month
05/18/06	3,546	$28.20	1/48th per month
05/18/06	96,454	$28.20	1/48th per month
08/27/07	2,687	$37.21	1/48th per month
08/27/07	122,313	$37.21	1/48th per month
05/15/08	125,000	$19.75	1/48th per month

Restricted Shares
05/18/06	16,000	$—	1/48th per month
08/27/07	10,000	$—	1/48th per month

[ /s/bmw ] [ /s/bjc ]

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